Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Blaize Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Other	89,405,192	$8.35(3)	$746,533,353.20	0.0001531	$114,294.26

Equity	Common stock, $0.0001 par value per share	Other	144,949	$5.47(4)	$792,871.03	0.0001531	$121.39

Equity	Warrants to purchase Common Stock	Other	898,250	—	—	0.0001531	—(5)

Equity	Common stock, $0.0001 par value per share(6)	Other	29,648,250	$11.50(7)	$340,954,875.00	0.0001531	$52,200.19

Equity	Common stock, $0.0001 par value per share(6)	Other	50,000	$11.50(7)	$575,000.00	0.0001531	$88.03

Total Offering Amounts					$1,088,856,099.23		$166,494.87

Total Fees Previously Paid					$1,087,488,228.20		$166,494.45

Total Fee Offsets							$—

Net Fee Due							$209.42

(1)

Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Represents the sum of (a) 54,536,826 shares of common stock, $0.0001 par value per share (“Common Stock”), of Blaize Holdings, Inc. issued in connection with the Business Combination described in the prospectus forming part of this registration statement, (b) 1,540,300 shares of Common Stock issued in the PIPE Investment described in the prospectus forming part of this registration statement, (c) up to 750,000 shares of Common Stock issued in connection with the Sponsor Note described in the prospectus forming part of this registration statement, (d) up to 28,049,416 shares of Common Stock that are reserved for issuance upon the exercise of options to purchase common stock, (e) up to 3,630,400 shares of common stock reserved for issuance upon the settlement of restricted stock units, (f) the resale of up to 898,250 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants described in the prospectus forming part of this registration statement, (g) the resale of 94,949 shares of Common Stock issued to certain capital markets advisors as deferred compensation in satisfaction of transaction fees for acting as a financial advisor by certain of the Selling Securityholders and (h) the resale of up to 50,000 shares of Common Stock that are issuable upon the exercise of the warrants issued to certain capital markets advisors at an exercise price of $11.50 per share by a certain selling securityholder named in this prospectus.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on January 16, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on February 6, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(5)	In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

(6)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $11.50 per share of Common Stock.
(7)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.